Exhibit 99.1

EMPLOYMENT AGREEMENT

In consideration of the mutual promises and agreements set forth below, HABASIT HOLDING USA, INC. (the “Company”) and JAMES R. SWARTWOUT (the “Executive”) agree to enter into this EMPLOYMENT AGREEMENT (the “Agreement”), dated as of August 31, 2006 and effective as of the closing date (the “Effective Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, of even date herewith, by and among Habasit Holding AG, the Company and Summa Industries, as follows:

1.             Employment

The Company shall employ Executive, and Executive shall be employed by the Company, upon the terms and subject to the conditions set forth herein.

2.                                      Term

The initial term of Executive’s employment hereunder (the “Employment”) shall commence as of the Effective Date and shall continue for a period of three (3) years from the Effective Date (the “Initial Term”), unless the Employment is sooner terminated pursuant to the terms of this Agreement.  After the Initial Term, the term of the Employment shall continue until terminated pursuant to the terms of this Agreement.

3.                                      Duties and Responsibilities

(a)                                  Executive shall serve as the president, chief executive officer and chief financial officer of the Company and Executive’s duties shall include those duties assigned to him by the Board of Directors of the Company, which may include duties related to the Company’s affiliates and subsidiaries, as determined by the Board of Directors of the Company.  Without limiting the generality of the foregoing, Executive shall be responsible for implementing the strategy of the Company and its subsidiaries, preparing annual budgets for approval by the Company’s board of directors, reporting monthly financial results to the Board of Directors of the Company informing the Board of Directors of the Company of business opportunities and risks and the strategic implications thereof, complying in all respects with the policies of the Habasit group of companies and all applicable laws, and such further duties as generally performed by the chief executive officer and chief financial officer of a company, or as may be assigned to him from time to time by the Board of Directors of the Company (including serving on the board of directors and executive counsel of affiliates of the Company’s parent, Habasit Holding AG).

(b)                                  Executive shall faithfully serve the Company, devote Executive’s full working time, attention and energies, no less than 40 hours per week on average, to the business of the Company, its subsidiaries and affiliated corporations, and perform Executive’s duties hereunder to the best of Executive’s abilities.

4.                                      Compensation and Benefits

(a)                                  Base Salary

The Company shall pay Executive a base salary, to be paid monthly in arrears, in the amount of three hundred eighty five thousand dollars ($385,000) (the “Base Salary”). The Company may, in its sole discretion, increase the Base Salary from time to time as it deems appropriate.  The Base Salary shall be paid in accordance with the Company’s standard payroll practice for employees of a similar type and position as Executive.  Payment by the Company of the Base Salary shall cease upon Executive’s death.

(b)                                  Bonuses

As soon as practicable after the end of each fiscal year, but in no event later than 90 days after the end of each fiscal year, Executive may receive a cash bonus on a calendar year basis as determined by the Board of Directors of the Company.  The method of calculating such bonus shall be agreed upon by the Executive and the Company following the Effective Date, provided, that the Executive and the Company anticipate that the mechanism for calculating such bonus shall be substantially similar to the following for each fiscal year:

(i)            In the event that each of (A) the Company’s net revenue, and (B) the Company’s earnings before interest and taxes (“EBIT”) (in each case excluding extraordinary income) is equal to or greater than the Company’s net revenue and EBIT for the previous fiscal year, Executive shall be eligible to receive a base bonus equal to sixty five thousand dollars ($65,000) (the “Base Bonus”).

(ii)           In the event that the Company’s net revenue exceeds the Company’s net revenue for the previous fiscal year by more than 10%, Executive shall be entitled to receive, in addition to the Base Bonus, an amount equal to 50% of the base bonus (such amount being $32,500).  In the event that the Company’s net revenue exceeds the Company’s net revenue for the previous fiscal year by more than 15%, Executive shall be entitled to receive, in addition to the Base Bonus, an amount equal to 100% of the Base Bonus (such amount being $65,000).

(iii)          In the event that the Company’s EBIT exceeds the Company’s EBIT for the previous fiscal year, Executive shall be entitled to receive, in addition to the Base Bonus, an amount equal to 10% of the Base Bonus (such amount being $6,500) (A) for each 1% by which the Company’s EBIT exceeds the Company’s EBIT for the previous fiscal year, up to an increase in the Company’s EBIT of 5%, and (B) for each 0.5% by which the Company’s EBIT exceeds the Company’s EBIT for the previous fiscal year above 5%, up to a maximum of 100% of the Base Bonus (such amount being $65,000).

(iv)          In the event that Executive is entitled to earn any bonus pursuant to Sections 4(b)(i) or 4(b)(ii) hereof (the aggregate amount of such bonuses being the “Aggregate Bonus”), if the Company’s EBIT is less than the

Company’s EBIT for the previous fiscal year, the Aggregate Bonus shall be reduced by 10% for each 5% by which the Company’s EBIT is less than the Company’s EBIT for the previous fiscal year.

(v)           In the event that the Company’s EBIT is less than the Company’s EBIT for the previous fiscal year, Executive shall not be entitled to receive any bonus, including without limitation any Aggregate Bonus.

In addition to the foregoing, the Board may grant Executive a special bonus at any time in consideration of the accomplishment of corporate development or other extraordinary objectives.

(c)                                  Expense Reimbursement

The Company shall reimburse Executive for the ordinary and necessary business expenses incurred by Executive in the performance of Executive’s duties hereunder, provided that such expenses are incurred and accounted for in accordance with the Company’s usual policy.

(d)                                  Vacations

During the Employment, Executive is entitled to vacation, which will accrue at the rate of five (5) weeks per year (the “Cap”).  Once the Cap has been accrued, no additional vacation will accrue until vacation has been used, at which time, vacation will again begin to accrue at the prescribed rate until the Cap is again reached.  There will be no retroactive accrual of vacation for the period of time the accrued vacation was at the Cap.

(e)                                  Other Benefit Plans and Fringe Benefits

Executive shall be eligible to participate in all employee benefit plans, policies or arrangements maintained by the Company during the Employment and to receive all fringe benefits for which Executive’s status and level of Employment qualify him in accordance with the Company’s usual policies and arrangements and the terms of such plans, policies and arrangements in effect at any one time.

(f)                                    Relocation

The Company shall not transfer Executive to any location other than the Company’s present location without Executive’s consent.

5.                                      Termination

(a)                                  Death or Disability

The Employment shall terminate immediately upon Executive’s death, or upon Executive becoming “Totally Disabled.”  For purposes of this Agreement, Executive shall be “Totally Disabled” if Executive is physically or mentally incapacitated so as to render Executive incapable of performing substantially all of Executive’s usual and customary duties with respect to the Employment.  Executive’s receipt of Social Security disability benefits shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of Executive’s receipt of such Social Security benefits, the Company’s Board of Directors may, in its sole discretion (but based upon appropriate medical evidence), determine that Executive is Totally Disabled.

(b)                                  Termination by the Company for Cause

The Company may terminate the Employment at any time for “Cause.”

(c)                                  Termination by the Company without Cause

The Company may terminate the Employment without Cause at any time after the date at which one year remains of the initial term, by providing twelve (12) months written notice to the Executive.  For the purpose of this agreement, “Cause” means:

(i)            Executive’s commission of any act of fraud, embezzlement, dishonesty or theft toward the Company;

(ii)           Executive’s continuing failure to substantially perform the duties, functions and responsibilities of the individual’s position with the Company after written warning from the Board in which the performance deficiencies are identified and a reasonable cure period of at least thirty (30) days is provided;

(iii)          Executive’s conviction of a felony or performance of an act of illegal discrimination, including, but not limited to, sexual harassment;

(iv)          Executive’s engaging in any activity that results in Executive having a conflict of interest with the Company;

(v)           two consecutive fiscal years in which each of the Company’s revenue and EBIT for each such year is less than the Company’s revenue and EBIT for the previous two years; and

(vi)          the Company’s performance resulting in negative EBIT during any fiscal year.

Termination for Cause must be evidenced by a specific resolution adopted by a unanimous vote of the Board after Executive is given an opportunity prior to the expiration of such 30-day period, together with his legal counsel, to be heard before the Board.  At least 15 days prior to such hearing, the Board shall provide Executive with a written notice which lists the Board’s reasons for termination of this Agreement.

(d)                                  Termination by Executive

Executive agrees to be employed by the Company through the expiration of the Initial Term.  Executive may terminate the Employment at any time after providing three (3) months written notice to the Company, provided, however, that if Executive terminates the Employment during the Initial Term, the Company shall have any and all remedies available to it as a result of Executive’s early termination of the Employment.

6.                                      Compensation Following Termination

(a)                                  Compensation and Benefits

Except as otherwise provided in this Section 6, upon termination of the Employment, Executive’s right to compensation hereunder shall cease, except that Executive (or Executive’s beneficiary or estate, as the case may be) shall be entitled to receive (i) any accrued but unpaid Base Salary for services rendered to the date of termination as determined pursuant to Section 4(a), (ii) any accrued but unpaid bonus for services rendered to the date of termination as determined pursuant to Section 4(b), (iii) any accrued but unpaid expenses required to be reimbursed pursuant to Section 4(c), and (iv) any vacation accrued under paragraph 4 (d) to the date of termination. The benefits to which Executive may be entitled upon termination pursuant to the plans, policies and arrangements referred to in Section 4(e) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

(b)                                  Termination Without Cause

In the event that the Employment is terminated by the Company without Cause or is terminated by Executive for Good Reason during the Initial Term pursuant to Section 5(c) for reasons other than death, Total Disability or Cause, Executive shall be eligible to receive severance pay equal to Base Salary for the remainder of the Initial Term or of the continuing term only upon the execution of a reasonable release form furnished by the Company (which may include any provision customary in formal settlement agreements and general releases, including, without limitation, the release of the Company and all conceivably related persons or entities (affiliates) from all known and unknown claims and a covenant to never pursue any released claims in the future).  For the purpose of this Agreement, Good Reason means “Good Reason” shall exist if any of the following events occur without Executive’s express written consent, and the occurrence of such event is not cured by the Company after written warning by Executive and a cure period of fifteen (15) days:

(a)                                  there is an adverse change in the nature or the scope of Executive’s authority, in his overall working environment or in his title;

(b)                                 Executive is assigned duties materially and adversely inconsistent with his present duties, responsibilities and status;

(c)                                  there is a reduction in Executive’s rate of base salary or annual bonus, or Executive’s base salary, bonus or benefits are not raised or administered on a consistent percentage basis as compared to raises granted to comparable senior executives of the Company; or

(d)                                 The Company requires Executive to transfer to any location other than Executive’s present location without Executive’s consent.

For the purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive.

7.                                      Confidentiality

Executive acknowledges that as an integral part of the Company’s business and with a considerable investment, the Company has developed and will develop:  technology, programs, plans, procedures, methods of operation and production, financial data, lists of actual and potential customers and suppliers and related data, marketing strategies, plans for development and expansion and other confidential and sensitive information.  Executive acknowledges that the Company has a legitimate business interest in protecting the confidentiality of this information, and that disclosure of this information to competitors of the Company could cause serious and irreparable injury to the Company.  Executive acknowledges that, as a managerial employee of the Company, Executive will be entrusted with such information.  Executive, therefore, acknowledges a continuing responsibility with respect to the protection of such information and agrees as follows:

(a)                                  Definition of Confidential Information

“Confidential Information” means any information, data or other materials of the Company or any of its parents, subsidiaries or affiliates (collectively, the “Company Entities”) which:  (i) is proprietary or confidential to any of the Company Entities or otherwise was or is designated by a Company Entity, as Confidential Information, (ii) is not generally available to the general public, and (iii) is acquired by, disclosed to or known by Executive as a result of or through Executive’s relationship with the Company Entities (including information conceived, originated, discovered or developed in whole or in part by Executive).  Confidential Information shall include, without limitation:  (a) information concerning actual and potential customers, (b) sales information, marketing and product development plans, marketing techniques, pricing policies and market forecasts, (c) information concerning proprietary computer systems (including hardware and software), support systems and techniques and methods, (d) information with respect to developments, improvements, inventions, ideas, processes, procedures, discoveries, concepts, designs, drawings, specifications, data and “know-how,” (e) financial information (including, without limitation, sales and revenue information and financial statements), (f) product or service information (including, without limitation, product designs and specifications, product development plans, product strategies and product delivery systems), (g) information which, if used or disclosed, could adversely affect any of the Company Entities or give a competitor an advantage over a party without access to the information, and (h) information of a type described in the foregoing clauses (a) through (h) which the Company Entities obtained, or which the Company Entities obtain, from another party who treats the information as proprietary or designates it as confidential information or which is designated with a legend indicating that it is confidential or proprietary (whether or not owned or developed by the Company Entities).

(b)                                  Non-Disclosure Covenants

(i)                                    Executive will treat as confidential and will not, without the Company’s prior written approval, use (other than in the performance of duties of the Employment), publish, disclose, or authorize anyone else to use, publish, or disclose, either during the term of the Employment or thereafter, any information which constitutes Confidential Information, whether or not the information is in written or tangible form.

(ii)                                All records, notes, files, drawings, documents, plans and like items, and all copies of such items, relating to or containing Confidential Information of the Company or third parties which are made or kept by Executive or which are disclosed to or otherwise come into Executive’s possession, shall be the sole and exclusive property of the Company.  Upon termination of the Employment, Executive agrees to deliver immediately to Executive’s supervisor the originals and all copies of any of the foregoing then in his possession.

8.                                      Disclosure and Assignment of Rights

(a)                                  Executive covenants and agrees that all inventions, products, processes, programs, designs, ideas, discoveries, works of authorship, as well as improvements thereto, whether patentable or not and including all computer programs, modifications of computer programs and data processing systems, analyses and techniques (collectively, “Developments”) (i) conceived, developed, or made by Executive, alone or jointly, during the term of the Employment or growing out of the Employment or related in any manner to the business of the Company, shall belong solely and exclusively to the Company, whether or not conceived or developed during Executive’s hours of employment or with use of the Company’s facilities or materials and (ii) conceived, developed or made by Executive, alone or jointly, during Executive’s hours of employment or with use of the Company’s facilities or materials, and Executive further covenants and agrees that he or she:

(i)                                    Will promptly disclose all Developments to the Company;

(ii)                                Hereby assigns to the Company, without additional compensation, the entire rights to all Developments for the United States and all foreign countries;

(iii)                            Hereby waives all rights which Executive may have in any Developments in favor of the Company;

(iv)                               Will sign all papers and do all acts necessary or desirable to carry out the above, including enabling the Company to file and prosecute applications for, acquire, ascertain and enforce in all countries, patent, trademark or servicemark registrations, or copyrights covering or otherwise relating to any Developments and to enable the Company to protect its proprietary interests therein; and

(v)                                   Will give testimony, at the Company’s expense, in support of Executive’s invention and development thereof.

(b)                                  Executive further covenants and agrees that it shall be conclusively presumed as against Executive that: (i) any Development described in a patent, service mark, trademark, or copyright application or disclosed in any manner to a third person, and (ii) any computer program, modification of any computer program, or systems technique for processing data disclosed, used or described by Executive or any person with whom Executive has any business, financial or confidential relationship within one (1) year after leaving the employ of the Company was conceived or made by Executive during the term of the Employment and that such invention shall be the sole and exclusive property of the Company.

9.                                      Non-Solicitation Covenant.

To prevent Executive from inevitably breaking his promise to protect the Company’s Confidential Information, Executive further agrees that, during the term of the Employment and for a period of twelve (12) months after termination of the Employment, whether such termination is voluntary or involuntary, with or without Cause:  (1) as to any customer or supplier of the Company with whom Executive had dealings or about whom Executive acquired proprietary information during the Employment, Executive will not solicit or attempt to solicit (or assist others to solicit) the customer or supplier to do business with any person or entity other than the Company; and (2) Executive will not solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding six (6) months was, an officer, manager, employee, or consultant of the Company.

10.                               Enforcement of Covenants

(a)                                  In the event of breach or anticipatory breach of Section 7, 8 or 9 by Executive, Executive and the Company agree that the Company shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach.

(b)                                  Separability of Covenants

The covenants contained in Sections 7, 8 and 9 constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, one for each Province in Canada, and one for each applicable foreign country.  If in any judicial proceeding a court shall hold invalid or unenforceable any of the separate covenants deemed included herein because that covenant is held to be excessively broad as to time, geographic area, activity or subject matter, then that covenant shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such covenant in the applicable jurisdiction in which the adjudication is made.  Executive and the Company further agree that the covenants in Sections 7, 8 and 9 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Executive against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants of Sections 7, 8 or 9.  In addition, any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and conditions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.                               Assistance in Litigation

Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company at the Company’s sole cost and expense (during the term of this Agreement and thereafter) in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

12.                               Return of Information

When Executive’s Employment ends, Executive will promptly deliver to the Company, or, at its written instruction, destroy, all Confidential Information, records, files, documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to it or any of its affiliates, subsidiaries or parent companies in Executive’s possession or control.

13.                               Income Tax Withholding

The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

14.                               Arbitration

All controversies, claims and disputes between the parties hereto with respect to or arising out of the provisions of this Agreement shall be resolved in accordance with the Mututal Agreement to Arbitrate Claims executed concurrently herewith by the parties.

15.                               Indemnification

To the fullest extent permitted by law and without limiting any other indemnification rights Executive may have, the Company shall, during and after the Employment Term, indemnify Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by Executive in connection with the defense of any lawsuit or other claim for which he is made a party by reason of having at any time (including prior to the date hereof) been an officer, director or employee of the Company or any of its Affiliates.

16.                               Miscellaneous

(a)                                  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that State, and Executive hereby agrees to the jurisdiction of the State of California.

(b)                                  Notice

Any notice, consent, request or other communication made or given in connection with this Agreement shall be delivered personally (including by overnight courier or express mail services) or sent by registered or certified mail, postage or fees prepaid:

If to Executive:

James R. Swartwout
c/o Summa Industries
21250 Hawthorne Blvd, Suite 500
Torrance, CA  90503

If to the Company:

Habasit Holding USA, Inc.
c/o Habasit Holding AG
Romerstrasse 1 CH-4153
Reinach, Switzerland
Attention:  Giovanni Volpi, CEO

(c)                                  Entire Agreement; Amendment

This Agreement shall supersede any and all existing agreements between Executive and the Company or any of its affiliates or subsidiaries relating to the terms of the Employment, including without limitation any existing employment agreement between Executive and Summa Industries. It may not be amended except by a written agreement signed by both parties.

(d)                                  Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(e)                                  Assignment

This Agreement shall be binding upon, and shall inure to the benefit of, Executive and his or her estate, but Executive may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit plans in which he or she participates.  Without Executive’s consent, the Company may assign its rights or obligations under this Agreement to any affiliate or to a successor that agrees in writing to be bound by this Agreement, after which the reference to the “Company” in this Agreement shall be deemed to be a reference to the affiliate or successor, and the Company thereafter shall have no further primary, secondary or other responsibilities or liabilities under this Agreement of any kind other than for failures to pay sums as may be due under Section 6 hereof.

(f)                                    Headings

Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(g)                                 Rules of Construction

Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

(h)                                 Counterparts

This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Company:

HABASIT HOLDING USA, INC.

By:
Name:
Title:

Executive:

Name: